REVOCABLE LAND TRUST AGREEMENT

This Revocable Land Trust Agreement (the “Agreement”), is dated as of December 28, 2017 between Yu, Chien-Yang (the “Trustee”) and San Lotus Holding Inc. registered in British Virgin Islands (the “Grantor” and/or  the “Beneficiary”). This Trust shall be known as THE MAKIZONOCHO LAND REVOCABLE TRUST, and shall be administered in accordance with the following terms:

1.       TRUST PROPERTY

The Beneficiary shall convey or cause to be conveyed to the Trustee certain real property or properties specifically described in “Schedule A” which is attached hereto and incorporated herein by reference. All such real property and any other real property conveyed to and accepted by the Trustee shall be called the “Trust Property.” The Trustee shall hold title to the Trust Property for the purposes and upon the terms and conditions set forth below.

2.       TRUST PURPOSE

The objects and purposes of this Trust are to hold the title to the Trust Property and to protect and to conserve the Trust Property until its sale; liquidation; or disposition.

3.       RIGHT AND DUTIES OF TRUSTEE

3.1    The Trustee shall specifically have the power to make and execute contracts for the lease or sale of the Trust Property, mortgages secured by the Trust Property, option agreements for the sale or lease of the Trust Property and to otherwise dispose of the Trust Property as the Trustee shall be directed by the Beneficiary.

3.2    The Trustee shall have the power to perform any act that the Beneficiary directs the Trustee to perform.  The Trustee shall exercise his powers only upon the written direction of the Beneficiary.

3.3    The Trustee shall only have such other duties as required in writing by the Beneficiary.

3.4    The Trustee shall not have the power to bind the Beneficiary to any debt or obligation without the express written consent of the Beneficiary.

4.       RIGHTS AND DUTIES OF BENEFICIARY

4.1    The interests of Beneficiary consist of (a) the right to lease, manage and control the Trust Property; (b) the right to direct the Trustee with regard to the disposition of the title to the Trust Property; and (c) the right to receive the profits, earnings, avails and proceeds from the rental, sale mortgage or other disposition of the Trust Property.

4.2    The Beneficiary shall be required to carry liability insurance in such forms and in such amounts as the Trustee, in his sole discretion, shall deem necessary to insure the Trust Property and the Trustee. If the Beneficiary fails to obtain or maintain the required insurance policies, then the Trustee shall have the right, in his sole discretion, to advance the money necessary to pay for said insurance policies. The Beneficiary will reimburse the Trustee for the insurance as set forth above.

5.       REVOCATION OR TERMINATION

5.1    The Grantor may revoke this Trust entirely by giving a 30 days written notice to the Trustee, and may regain from the Trustee the Trust Property remaining after making payment or provision for payment of all expenses connected with the administration of this Trust. The Trustee shall execute any and all documents necessary to effectuate the transfer of the Trust Property to the Beneficiary as its interest may appear. Upon such revocation, this Agreement becomes void.

5.2    This Trust may be terminated by a written agreement between the Trustee and Beneficiary. Upon such termination, this Agreement becomes void.

6.       ENTIRE AGREEMENT

This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous  agreements, arrangements and understandings of the parties relating to the subject matter hereof.  No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

7.       GOVERNING LAW

This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Trustee	Grantor and/or Beneficiary
/s/ Yu, Chien-Yang	By:/s/ Chen, Kuan-Yu
Yu, Chien-Yang	Chen, Kuan-Yu Director of San Lotus Holding Inc., registered in British Virgin Islands

Schedule A

Name	Contract Date	Closing Date	Type of Property	item	area/㎡
Makizonocho Land	2017/11/2	2017/11/2	Land	1437 Makizonocho Shukukubota, Kirishima-shi, Kagoshima-ken 899-6507 Japan	1211.75
				1451-3 Makizonocho Shukukubota, Kirishima-shi, Kagoshima-ken 899-6507 Japan	117
				1451-5 Makizonocho Shukukubota, Kirishima-shi, Kagoshima-ken 899-6507 Japan	112
				Total	1440.75